
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's statements of income for the three months ended March 31, 1995 and Balance Sheet at March 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                             599
<SECURITIES>                                         0
<RECEIVABLES>                                        0<F1>
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                          392952
<DEPRECIATION>                                   53371
<TOTAL-ASSETS>                                  348089
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                         143866
<COMMON>                                        237634
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     (37183)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                    348089
<SALES>                                              0
<TOTAL-REVENUES>                                 10490
<CGS>                                                0
<TOTAL-COSTS>                                     2317<F4>
<OTHER-EXPENSES>                                  3113<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                2899
<INCOME-PRETAX>                                   2161
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                               2161
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      2161
<EPS-PRIMARY>                                     0.13
<EPS-DILUTED>                                     0.13<F6>

<F1>Amount insignificant
<F2>Balance sheet is not classified.
<F3>Amount represents accumulated dividends in excess of net income.
<F4>Amount comprised of Property operating costs ($1,611) and Other Operating
Expenses ($706).
<F5>Amount comprised of Depreciation expense ($2,681) and General and
Administrative expense ($432).
<F6>Exercise of the outstanding stock options would not have material dilutive effect on earnings per share.

